Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Wednesday, April 16, 2008
WELLS FARGO EARNS $2 BILLION, $0.60 EPS
DOUBLE-DIGIT REVENUE, LOAN GROWTH; STRONG DEPOSIT, FEE INCOME GROWTH
•	Diluted earnings per share of $0.60

•	Net income of $2.0 billion

•	Record revenue of $10.6 billion, up 12 percent from prior year, up 14 percent (annualized) from prior quarter

•	Provision for credit losses increased $500 million above net charge-offs

•	Positive operating leverage (revenue up 12 percent from prior year, expenses down 1 percent)

•	Average loans up 19 percent from prior year, up 10 percent (annualized) from prior quarter

•	Average earning assets up 21 percent from prior year, up 16 percent (annualized) from prior quarter

•	Average core deposits up 9 percent from prior year, up 3 percent (annualized) from prior quarter

•	Net interest margin of 4.69 percent, up 7 basis points from prior quarter

Selected Financial Information	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
	2008	2007	2007
Earnings
Diluted earnings per share	$ 0.60	$ 0.41	$ 0.66
Net income (in billions)	2.00	1.36	2.24

Asset Quality
Net charge-offs as % of avg. total loans	1.60%	1.28%	0.90%
Nonperforming loans as % of total loans	0.84	0.70	0.54
Allowance as a % of total loans	1.56	1.44	1.22

Other
Revenue (in billions)	$ 10.56	$ 10.21	$ 9.44
Average loans (in billions)	383.9	374.4	321.4
Average core deposits (in billions)	317.3	314.8	290.6
Net interest margin	4.69%	4.62%	4.95%

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $0.60 for first quarter 2008 compared with $0.66 in first quarter 2007 and $0.41 in fourth quarter 2007. Net income was $2.00 billion compared with $2.24 billion in first quarter 2007 and $1.36 billion in fourth quarter 2007.
“Despite a weakening economy, the continued downturn in housing and expected higher charge-offs, this was a remarkably strong quarter of growth for our company — very impressive growth in loans at wider spreads, a 9 percent increase in core deposits, double-digit revenue growth once again exceeding expense growth, and increases in both our capital and liquidity levels,” said President and CEO John Stumpf. “Our talented team set new records in products per customer for both retail and wholesale because our time-tested business model is built on satisfying all our customers’ financial needs and helping them succeed financially. We may not have seen the last of the challenges for this cycle, but we’re very excited about our opportunities to continue to gain market share prudently in our core businesses at a time when many of our competitors are struggling. With our more than 80 businesses pulling the stagecoach, we believe we’re among the best positioned in our industry to prosper and grow through adversity and to build an even stronger franchise for our team members, customers and shareholders.”
Financial Performance
“Our first quarter results reflected a great combination of solid business growth, strong operating margins and further balance sheet strengthening,” said Chief Financial Officer Howard Atkins. “Despite a $2.0 billion pre-tax provision for credit losses — including an additional $500 million credit reserve build in the quarter — the Company earned $2.0 billion after-tax, or $0.60 per share. Our ability to earn through these higher net credit losses reflected the benefit of our diversified business model, as well as the attractive growth opportunities we are realizing in this challenging environment. Our pre-tax pre-provision profit (revenue less noninterest expense) of $5.1 billion — a quarterly record — grew 30 percent from a year ago, driven by double-digit revenue growth (up 12 percent year over year) and positive operating leverage. Even with higher credit costs, return on assets (1.40 percent) and return on equity (16.86 percent) remained strong. Our net interest margin improved 7 basis points to 4.69 percent, one of the highest among large U.S. bank holding companies. Credit reserves were bolstered this quarter with an additional $500 million reserve build, capital ratios increased from year-end 2007 notwithstanding a 16 percent (annualized) linked-quarter increase in earning assets and liquidity remained strong due largely to continued core deposit growth.”
Revenue
Revenue of $10.6 billion was another record, up $1.1 billion, or 12 percent, from a year ago. On a linked-quarter basis, revenue grew 14 percent (annualized). “Once again, many of our businesses achieved double-digit, year-over-year revenue growth, including commercial banking, asset-based lending, insurance, international, wealth management, regional banking, debit and credit cards, mortgage banking, business direct, SBA lending and business payroll services,” said Atkins. “We continued to have a good balance between loan and deposit spread revenue and fee-based revenue, reflecting record cross-sell in both our retail and wholesale businesses.”
Loans
Average loans of $383.9 billion increased $62.5 billion, or 19 percent, from a year ago. On a linked-quarter basis, average loans grew $9.5 billion, or 10 percent (annualized). Average commercial and commercial real estate loans increased $31.2 billion, or 25 percent, from first quarter 2007 and increased $6.4 billion, or 17 percent (annualized), from fourth quarter 2007, the 14th consecutive quarter of double-digit, year-over-year growth. Average consumer loans increased $30.6 billion, or 16 percent, from first quarter 2007 and increased $3.5 billion, or 6 percent (annualized), on a linked-quarter basis.
“We continued to see growth in both our commercial and consumer lending segments,” said Atkins. “Recently we’ve seen more modest consumer loan growth, in part due to reduced demand as many consumers reduce their debt, as well as actions we’ve taken since early 2007 to reduce higher-risk products in our loan portfolio, including exiting or curtailing indirect loan origination channels, tightening loan-to-value requirements and strengthening loan account management across all portfolios.”
Deposits
Average core deposits of $317.3 billion increased $26.7 billion, or 9 percent, from a year ago and increased $2.5 billion, or 3 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $20.4 billion, down $205 million from first quarter 2007 and up $572 million on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 10 percent from first quarter 2007 and 3 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $11.5 billion, or 5 percent, from first quarter 2007 and increased $2.3 billion, or 4 percent (annualized), on a linked-quarter basis. Average new consumer checking accounts grew a net 4.9 percent from first quarter 2007.
Net Interest Income
Net interest income increased $750 million, or 15 percent, from first quarter 2007 and increased $272 million, or 20 percent (annualized), on a linked-quarter basis. Average earning assets grew 21 percent year over year and increased 16 percent (annualized) from fourth quarter 2007. “Even with the strong growth in average earning assets, our net interest margin widened to 4.69 percent, up 7 basis points on a linked-quarter basis,” said Atkins.
Noninterest Income
Noninterest income rose to $4.8 billion, up 8 percent from first quarter 2007 and up 7 percent (annualized) on a linked-quarter basis. “Fee income growth largely reflected continued success in satisfying the financial needs of our customers, with cross-sell reaching a record 5.6 products in retail and 6.2 in wholesale,” said Atkins. Fee income growth was particularly strong year over year in insurance (up 26 percent), debit and credit card fees (up 19 percent) and deposit service charges (up 9 percent), with solid growth in trust and investment fees (up 4 percent despite a 7 percent decline in the S&P500® Index). Net gains from equity investments increased $216 million from a year ago, reflecting the $334 million gain in the quarter from the Company’s ownership in Visa, which completed its initial public offering (IPO) in March.
Interest rate and credit spread volatility was particularly pronounced in the first quarter. The more significant market-related effects included:

•	$(263) million	Write-down of the mortgage warehouse/pipeline, write-down of mortgage loans repurchased during the quarter, an increase in the repurchase reserve, and a decline in servicing value of loans held in the mortgage warehouse/pipeline.

•	$94 million	Increase in mortgage servicing income reflecting a $1.8 billion reduction in the value of mortgage servicing rights (MSRs) due to a decline in mortgage rates during the quarter, offset by a $1.9 billion gain on the financial instruments hedging the MSRs. The ratio of MSRs to related loans serviced for others was 1.08 percent, the lowest capitalization ratio in 11 quarters and 12 basis points below fourth quarter 2007.

•	$323 million	Net gain on the sale of mortgage-backed securities by Wells Fargo Home Mortgage (Home Mortgage) as part of its mortgage risk hedging activities.

•	$(63) million	Net write-down on commercial mortgages held for sale.

•	$(21) million	Net equity losses (other than Visa IPO gain).

•	$(39) million	Liability recorded for capital support agreement for one structured investment vehicle held by the Company’s AAA-rated non-government money market mutual funds (included in noninterest expense).
Unrealized net losses on securities available for sale were $598 million at March 31, 2008, compared with unrealized net gains of $680 million at December 31, 2007. “The available for sale portfolio consists of agency mortgage-backed securities, which have appreciated in value since the end of the year, as well as other high-quality securities, mostly AAA-rated, purchased over the past few quarters at attractive long-term yields in a period when credit spreads have continued to widen,” said Atkins.
Noninterest Expense
Noninterest expense of $5.46 billion declined 1 percent, or $64 million, from first quarter 2007 and declined $438 million on a linked-quarter basis, and included a $151 million reversal of Visa litigation expense related to the Visa IPO. First quarter 2008 expenses also included higher sales-related insurance costs, as well as higher costs under the Federal Insurance Contribution Act (FICA), software licensing expense and stock option expense (fully phased in expenses of prior option grants under FAS 123(R)), more than offset by lower salaries, incentive compensation (reduced incentive compensation accruals) and outside professional services costs. “We continued to invest in growing our businesses, opening 11 banking stores and converting 18 Greater Bay Bancorp stores during the quarter,” said Atkins. First quarter 2008 included $11 million of integration expense. The efficiency ratio improved to 51.7 percent from 57.8 percent in fourth quarter 2007. The Visa IPO gain and litigation reversal improved the first quarter 2008 efficiency ratio by 316 basis points.
Credit Quality
“The credit environment remained challenging this quarter,” said Chief Credit Officer Mike Loughlin. First quarter 2008 net charge-offs were $1.5 billion (1.60 percent of average total loans, annualized) compared with $1.2 billion (1.28 percent) in fourth quarter 2007 and $715 million (0.90 percent) in first quarter 2007. Total provision expense in first quarter was $2.0 billion, including a $500 million credit reserve build, primarily for losses in the National Home Equity Group (Home Equity) and Business Direct (primarily unsecured lines of credit to small businesses) portfolios.

	Quarter ended March 31, 2008		Quarter ended December 31, 2007

	Net loan	As a %	Net loan	As a %
	charge-offs	of average	charge-offs	of average
	(in millions)	loans	(in millions)	loans
Commercial and commercial real estate:
Commercial	$ 228	1.01%	$ 186	0.85%
Other real estate mortgage	3	0.03	3	0.02
Real estate construction	28	0.60	9	0.19
Lease financing	9	0.53	4	0.24

Total commercial and commercial real estate	268	0.70	202	0.54

Consumer:
Real estate 1-4 family first mortgage	75	0.41	34	0.19
Real estate 1-4 family junior lien	438	2.34	277	1.46
Credit card	275	5.89	223	5.01
Other revolving credit and installment	418	3.01	421	2.97

Total consumer	1,206	2.18	955	1.74

Foreign	54	2.94	55	2.81

Total loans	$1,528	1.60	$ 1,212	1.28

More than half of the increase in net credit losses ($161 million) was in the real estate 1-4 family junior lien category, primarily from Home Equity. “Residential real estate values continued to decline in the quarter and the number of markets adversely impacted continued to increase,” said Loughlin. As previously disclosed, the Company segregated approximately $12 billion of Home Equity loans into a liquidating portfolio. The liquidating portfolio produced $163 million in net charge-offs in first quarter 2008, for an annualized quarterly loss rate of 5.58 percent, 78 basis points higher than the December 2007 annualized loss rate. See page 29 for selected data on the Home Equity portfolios.
Other consumer portfolios performed as expected during the quarter. Charge-offs in the real estate 1-4 family first mortgage portfolio increased $41 million in the first quarter, including an increase of $19 million in the Home Mortgage portfolio and $14 million in the Wells Fargo Financial debt consolidation portfolio, but were still at relatively low levels. The increase in mortgage loss rates was consistent with the continued declines in home prices. Despite a $52 million increase in card charge-offs linked quarter, the credit card portfolio continued to perform as expected. Delinquency in the auto portfolio improved in the first quarter and losses were stable. “This portfolio has received significant management attention and the changes in underwriting and collections made in 2006 and 2007 have reduced losses,” said Loughlin.
Commercial and commercial real estate net charge-offs increased $66 million from fourth quarter 2007. The vast majority of commercial loans (other real estate mortgage, real estate construction and lease financing) continued to perform as expected and losses remained modest. However, losses have increased in the Business Direct portfolio, with net charge-offs up $40 million from fourth quarter 2007. These lines have tended to perform like credit cards. “Most of the increase occurred in certain metropolitan areas within California, Nevada and Florida, and appears to be concentrated in industries related to real estate or where the business owner may be experiencing difficulty with a home loan,” said Loughlin.

Nonperforming Assets
Total nonperforming assets were $4.50 billion (1.16 percent of total loans) at March 31, 2008, and included $3.26 billion of nonperforming loans, $578 million of insured Government National Mortgage Association (GNMA) repurchases, and $658 million of foreclosed and repossessed real estate and autos. This compares with $3.87 billion (1.01 percent) at December 31, 2007, consisting of $2.68 billion of nonperforming loans, $535 million of GNMA repurchases and $654 million of foreclosed and repossessed assets. The majority of the increase in nonperforming assets was in portfolios affected by the residential real estate issues, including $214 million in Wells Fargo Financial real estate, $119 million in commercial lending, primarily in loans to home builders and developers, and $99 million in Home Equity. “As in the prior quarter, we continued to hold more foreclosed properties than we have historically,” said Loughlin.
Loans 90 days or more past due and still accruing totaled $6.92 billion, $6.39 billion and $4.81 billion at March 31, 2008, December 31, 2007, and March 31, 2007, respectively. For the same periods, the total included $5.29 billion, $4.83 billion and $3.68 billion, respectively, in advances under the Company’s servicing agreements for GNMA mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs.
Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA and Similar Loans)

	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2008	2007	2007
Commercial and commercial real estate:
Commercial	$29	$32	$29
Other real estate mortgage	24	10	4
Real estate construction	15	24	5

Total commercial and commercial real estate	68	66	38
Consumer:
Real estate 1-4 family first mortgage	314	286	159
Real estate 1-4 family junior lien mortgage	228	201	64
Credit card	449	402	272
Other revolving credit and installment	532	552	560

Total consumer	1,523	1,441	1,055
Foreign	40	52	36

Total	$1,631	$1,559	$1,129

Allowance for Credit Losses
The allowance for credit losses, including unfunded credit commitments, was $6.01 billion at March 31, 2008, up 9 percent from $5.52 billion at year-end 2007, and included an additional $500 million in credit reserves due to higher credit losses inherent in the loan portfolio. “The $6.01 billion allowance provides increased coverage consistent with the continued weakness in the residential real estate markets and emerging losses in our Business Direct portfolio,” said Loughlin. “We believe the allowance was adequate for losses inherent in the loan portfolio at March 31, 2008.”

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each of the three business segments was:

	First Quarter		%
(in millions)	2008	2007	Change
Community Banking	$1,427	$1,499	(5)%
Wholesale Banking	475	633	(25)
Wells Fargo Financial	97	112	(13)

More financial information about the business segments is on page 25.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information
	First Quarter		%
(in millions)	2008	2007	Change
Total revenue	$6,859	$5,915	16%
Provision for credit losses	1,313	306	329
Noninterest expense	3,336	3,570	(7)
Net income	1,427	1,499	(5)
(in billions)
Average loans	214.9	180.8	19
Average assets	356.7	306.8	16
Average core deposits	248.4	237.1	5

Community Banking reported net income of $1.4 billion in first quarter 2008, down $72 million from a year ago. Revenue increased $944 million driven by strong loan and deposit growth, and strong fee income growth in both retail and mortgage banking. Average loans of $214.9 billion grew 19 percent and average core deposits of $248.4 billion grew 5 percent. Noninterest income increased $458 million from first quarter 2007 driven by double-digit growth in cards and mortgage banking, and strong growth in deposit service charges. Although the business continued to make investments in technology, distribution and sales staff, noninterest expense decreased $234 million, or 7 percent. The provision for credit losses increased $1 billion, including a $385 million credit reserve build. During the quarter, the effect from the Visa IPO consisted of the $334 million gain and $151 million litigation reversal.
Regional Banking
•	Record core product solutions (sales) of 5.82 million, up 17 percent from prior year
•	Core sales per platform banker FTE (active, full-time equivalent) a record 5.64 per day, up from 5.08 in prior year
•	Record retail bank household cross-sell of 5.6 products per household
•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 32 percent from prior year, purchased by 72 percent of new checking account customers
•	Consumer checking accounts up a net 4.9 percent from prior year
•	Customer loyalty scores up 4 percent and welcoming and wait time scores up 9 percent from prior year (based on 50,000 store-based surveys per month of customers conducting transactions with tellers)
•	Added 1,137 platform banker FTEs from prior year through hiring and acquisitions

•	Opened 11 banking stores and converted 18 retail stores from Greater Bay Bancorp, bringing total retail banking stores to 3,321
•	Added 16 webATM® machines, both new and from acquisition, and converted 136 to Envelope-FreeSM webATM machines
•	Business Banking
o	Store-based business solutions up 9 percent from prior year
o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) up 14 percent from prior year
o	Business checking accounts up a net 2.8 percent from prior year
o	Business Banking household cross-sell at 3.6, up from 3.4 in prior year
o	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 24 percent from prior year, purchased by 47 percent of new business checking account customers
“Our talented, innovative and hardworking team continued to focus on our vision of helping to satisfy all our customers’ financial needs, providing a record 5.82 million core product solutions in the first quarter, up 17 percent from the prior year,” said Carrie Tolstedt, senior EVP, Community Banking. “For the first time ever, we provided over two million solutions to customers in a single month and had record retail bank household cross-sell of 5.6. These results were primarily driven by strong growth in core sales per platform banker FTE of 11 percent, while growing our platform banker FTE by 7 percent from the prior year. In March, we also successfully converted our stores from Greater Bay Bancorp to our network.”
Home Mortgage
•	Mortgage applications of $132 billion, up 17 percent from prior year
•	Mortgage application pipeline of $61 billion, up 42 percent from prior quarter
•	Home Mortgage originations of $61 billion, up 7 percent from prior year
•	Record owned mortgage servicing portfolio of $1.53 trillion, up 10 percent from prior year, up 2 percent (annualized) from prior quarter
“Our team managed very well through a very challenging and volatile quarter, producing solid results while gaining market share,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “The effect of the continued lack of liquidity in the private mortgage-backed securities markets, and strong consumer preference for fixed-rate loans, has resulted in a significant marketplace shift toward FHA, Fannie Mae and Freddie Mac guaranteed mortgages — a traditional strength of Wells Fargo Home Mortgage.
“Even with our 2007 actions to exit or reduce volumes in certain channels and products, we had a strong production quarter, with applications up 17 percent from the prior year, and up 45 percent linked quarter. Home Mortgage originations were up 22 percent linked quarter, and up 7 percent from the prior year, reflecting a 13 percent decline in correspondent and wholesale originations and a 31 percent increase in higher-margin retail originations. We ended the quarter with an application pipeline of $61 billion, up 42 percent from year-end 2007.
“In addition, our mortgage team continued to reduce costs, strengthen our mortgage sales force by selectively hiring highly successful sales representatives from competitors, growing our servicing portfolio and working hard to keep customers in their homes.”

Wealth Management Group
•	$7 billion in assets under management in newly introduced Family Wealth Group
•	Revenue up 12 percent and net income up 21 percent from prior year
•	WellsTrade® revenue up 48 percent from prior year
•	Brokerage assets under administration reached $100 billion
Online Banking
•	10.2 million active online consumers, up 13 percent from prior year, serving 66 percent of consumer checking accounts
•	5.1 million online money movement customers, up 17 percent from prior year
•	1.0 million active online small business customers, up 18 percent from prior year
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, corporate trust, capital markets activities and asset management.

Selected Financial Information
	First Quarter		%
(in millions)	2008	2007	Change
Total revenue	$2,282	$2,202	4%
Provision for credit losses	161	13	—
Noninterest expense	1,415	1,207	17
Net income	475	633	(25)
(in billions)
Average loans	100.6	77.9	29
Average assets	138.5	101.2	37
Average core deposits	68.9	53.5	29

•	Record cross-sell of 6.2 products
•	Average loans up 29 percent from prior year
•	Wells Fargo Advantage Funds® now 2nd largest fund manager among banks
“Despite the unsettled financial markets, our focus continues to be on relationships,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “Our wholesale banking team provides products and services to help our customers manage their businesses more effectively, manage their risks and grow their businesses.
“Our core performance this quarter was strong, with good underlying fundamental business growth. In times like these, we continue to see opportunities across virtually all of our businesses. We find opportunities to do more with existing customers and to build new relationships. We reached a record 6.2 products per wholesale customer relationship and 7.7 products per middle-market commercial banking relationship. Almost one of every three of our commercial banking offices has more than 8 products per customer relationship.
“More of our customers are doing business abroad, and our continued investment in technology and global treasury management services helps our customers expand internationally. International Treasury Management revenue increased 17 percent over the same period last year. Our foreign exchange trading desks — one of North America’s biggest networks — help our customers maintain cross-border relationships during rapid currency fluctuations. Foreign exchange revenue increased 36 percent over the same period last year.”

Wholesale Banking reported net income of $475 million in first quarter 2008, down $158 million from a year ago. Revenue increased $80 million, driven by strong loan and deposit growth and moderate fee income growth. Average loans grew to $100.6 billion, up 29 percent from a year ago, with double-digit increases across nearly all wholesale lending businesses. Average core deposits were $68.9 billion, up 29 percent from a year ago, all in interest-bearing balances. Noninterest income decreased $97 million from first quarter 2007. Higher trust and investment fees (reflecting a 20 percent increase in assets under management), deposit service charges, foreign exchange, institutional brokerage, financial products and insurance revenue were offset by a lower level of commercial real estate brokerage and capital markets activity. Noninterest expense increased $208 million from a year ago, mainly due to higher personnel-related costs, including additional team members, as well as insurance commissions and expenses related to higher financial product sales and the liability recorded for a capital support agreement for a structured investment vehicle. Provision for credit losses increased $148 million from first quarter 2007, including $61 million from higher net charge-offs and $87 million of additional provision taken to build reserves for the wholesale loan portfolio.
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.

Selected Financial Information
	First Quarter		%
(in millions)	2008	2007	Change
Total revenue	$1,422	$1,324	7%
Provision for credit losses	554	396	40
Noninterest expense	711	749	(5)
Net income	97	112	(13)
(in billions)
Average loans	68.4	62.7	9
Average assets	74.0	68.3	8

•	Average loans of $68.4 billion, up 9 percent from first quarter 2007
•	Real estate-secured receivables up 19 percent to $28.1 billion
•	Auto finance receivables/operating leases down 7 percent to $28.6 billion
“In a challenging economic environment, our net income was lower than the first quarter last year but increased 24 percent on a linked-quarter basis,” said Tom Shippee, president and CEO of Wells Fargo Financial. “Year-over-year loan and revenue growth coupled with decreasing expenses — as we continue to aggressively manage costs — was a positive combination. Right-sizing our business and proactively managing expenses has helped offset the effects of the general economic decline. Credit losses and delinquencies increased in most of our portfolios, but overall performance was solid despite broad stress in the consumer finance industry.
“We have worked diligently to help keep customers in their homes whenever possible if they have financial trouble. We continued to adjust our underwriting standards to effectively manage risk in this environment. Real estate loans were up 3 percent linked quarter, due in part to slower loan prepayments. Based on the current interest rate environment, starting in the second quarter most of our adjustable-rate mortgages resetting throughout the rest of 2008 should be at or below their current rate, thereby reducing customers’ monthly payments. This is another positive result of our sound underwriting policies.

“Lower volume levels in our auto lending business resulted in a 4 percent decline in the portfolio’s average loans over the previous quarter. Delinquencies classified as 31-days plus on a six-month lag basis improved 15 percent from first quarter 2007, benefiting from our commitment to an improved collections process. However, real estate delinquencies continued to increase, consistent with the general condition of the housing market. Real estate losses in the U.S. debt consolidation portfolio increased to $34 million (0.56 percent annualized loss rate) from $18 million (0.31 percent) in the prior quarter. Stress in the real estate portfolio affected our credit card customers as well, with loss rates on that portfolio up 16 percent on a linked-quarter basis.”
First quarter revenue was up 7 percent from a year ago to $1.4 billion driven by 9 percent growth in average loans. Provision for credit losses increased $158 million, including $130 million from higher net charge-offs and $28 million of additional loan provision. Noninterest expense declined 5 percent from first quarter 2007.
Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through April 19, 2008. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286 and conference ID 280323. The call is also available on the internet at www.wellsfargo.com/ir and http://www.investorcalendar.com/IC/CEPage.asp?ID=127666.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including the statement that we believe we’re among the best positioned in our industry to prosper and grow through adversity and to build an even stronger franchise, the statement that, based on the current interest rate environment, starting in second quarter 2008, most of our adjustable-rate mortgages resetting in 2008 should be at or below their current rate, and various statements of our beliefs and expectations for future credit quality and losses. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including further deterioration in the credit quality of our home equity, real estate, auto or other loan portfolios, or in the value of the collateral securing those loans, due to higher interest rates, increased unemployment, declining home or auto values, economic recession or other economic factors. For a discussion of factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2007, including information incorporated into the 10-K from our 2007 Annual Report to Stockholders, filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $595 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest possible credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

				% Change
	Quarter ended			Mar. 31, 2008 from
	Mar. 31,	Dec. 31 ,	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
($ in millions, except per share amounts)	2008	2007	2007	2007	2007

For the Quarter
Net income	$1,999	$1,361	$2,244	47%	(11)%
Diluted earnings per common share	0.60	0.41	0.66	46	(9)

Profitability ratios (annualized):
Net income to average total assets (ROA)	1.40%	0.97%	1.89%	44	(26)
Net income to average stockholders’ equity (ROE)	16.86	11.25	19.68	50	(14)

Efficiency ratio (1)	51.7	57.8	58.5	(11)	(12)

Total revenue	$10,563	$10,205	$9,441	4	12

Dividends declared per common share	0.31	0.31	0.28	—	11

Average common shares outstanding	3,302.4	3,327.6	3,376.0	(1)	(2)
Diluted average common shares outstanding	3,317.9	3,352.2	3,416.1	(1)	(3)

Average loans	$383,919	$374,372	$321,429	3	19
Average assets	574,994	555,647	482,105	3	19
Average core deposits (2)	317,278	314,808	290,586	1	9
Average retail core deposits (3)	228,448	226,180	216,944	1	5

Net interest margin	4.69%	4.62%	4.95%	2	(5)

At Quarter End
Securities available for sale	$81,787	$72,951	$45,443	12	80
Loans	386,333	382,195	325,487	1	19
Allowance for loan losses	5,803	5,307	3,772	9	54
Goodwill	13,148	13,106	11,275	—	17
Assets	595,221	575,442	485,901	3	22
Core deposits (2)	327,360	311,731	296,469	5	10
Stockholders’ equity	48,159	47,628	46,073	1	5

Capital ratios:
Stockholders’ equity to assets	8.09%	8.28%	9.48%	(2)	(15)
Risk-based capital (4)
Tier 1 capital	7.87	7.59	8.68	4	(9)
Total capital	10.95	10.68	12.09	3	(9)
Tier 1 leverage (4)	7.04	6.83	7.81	3	(10)

Book value per common share	$14.58	$14.45	$13.75	1	6

Team members (active, full-time equivalent)	160,900	159,800	159,600	1	1

Common Stock Price
High	$34.56	$37.78	$36.64	(9)	(6)
Low	24.38	29.29	33.01	(17)	(26)
Period end	29.10	30.19	34.43	(4)	(15)

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits. To reflect the realignment of our corporate trust business into Wholesale Banking in first quarter 2008, retail core deposits for prior periods have been revised.
(4)	The March 31, 2008, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
($ in millions, except per share amounts)	2008	2007	2007	2007	2007

For the Quarter
Net income	$1,999	$1,361	$2,173	$2,279	$2,244
Diluted earnings per common share	0.60	0.41	0.64	0.67	0.66

Profitability ratios (annualized):
Net income to average total assets (ROA)	1.40%	0.97%	1.59%	1.82%	1.89%
Net income to average stockholders’ equity (ROE)	16.86	11.25	18.22	19.57	19.68

Efficiency ratio (1)	51.7	57.8	57.5	57.9	58.5

Total revenue	$10,563	$10,205	$9,853	$9,891	$9,441

Dividends declared per common share	0.31	0.31	0.31	0.28	0.28

Average common shares outstanding	3,302.4	3,327.6	3,339.6	3,351.2	3,376.0
Diluted average common shares outstanding	3,317.9	3,352.2	3,374.0	3,389.3	3,416.1

Average loans	$383,919	$374,372	$350,683	$331,970	$321,429
Average assets	574,994	555,647	541,533	502,686	482,105
Average core deposits (2)	317,278	314,808	306,135	300,535	290,586
Average retail core deposits (3)	228,448	226,180	220,984	220,094	216,944

Net interest margin	4.69%	4.62%	4.55%	4.89%	4.95%

At Quarter End
Securities available for sale	$81,787	$72,951	$57,440	$72,179	$45,443
Loans	386,333	382,195	362,922	342,800	325,487
Allowance for loan losses	5,803	5,307	3,829	3,820	3,772
Goodwill	13,148	13,106	12,018	11,983	11,275
Assets	595,221	575,442	548,727	539,865	485,901
Core deposits (2)	327,360	311,731	303,853	300,602	296,469
Stockholders’ equity	48,159	47,628	47,566	47,239	46,073

Capital ratios:
Stockholders’ equity to assets	8.09%	8.28%	8.67%	8.75%	9.48%
Risk-based capital (4)
Tier 1 capital	7.87	7.59	8.17	8.55	8.68
Total capital	10.95	10.68	11.07	11.71	12.09
Tier 1 leverage (4)	7.04	6.83	7.26	7.89	7.81

Book value per common share	$14.58	$14.45	$14.30	$14.05	$13.75

Team members (active, full-time equivalent)	160,900	159,800	158,800	158,700	159,600

Common Stock Price
High	$34.56	$37.78	$37.99	$36.49	$36.64
Low	24.38	29.29	32.66	33.93	33.01
Period end	29.10	30.19	35.62	35.17	34.43

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits. To reflect the realignment of our corporate trust business into Wholesale Banking in first quarter 2008, retail core deposits for prior periods have been revised.

(4)	The March 31, 2008, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2008	2007	Change

INTEREST INCOME
Trading assets	$47	$53	(11)%
Securities available for sale	1,132	686	65
Mortgages held for sale	394	530	(26)
Loans held for sale	12	15	(20)
Loans	7,212	6,764	7
Other interest income	52	91	(43)

Total interest income	8,849	8,139	9

INTEREST EXPENSE
Deposits	1,594	1,857	(14)
Short-term borrowings	425	136	213
Long-term debt	1,070	1,136	(6)

Total interest expense	3,089	3,129	(1)

NET INTEREST INCOME	5,760	5,010	15
Provision for credit losses	2,028	715	184

Net interest income after provision for credit losses	3,732	4,295	(13)

NONINTEREST INCOME
Service charges on deposit accounts	748	685	9
Trust and investment fees	763	731	4
Card fees	558	470	19
Other fees	499	511	(2)
Mortgage banking	631	790	(20)
Operating leases	143	192	(26)
Insurance	504	399	26
Net gains on debt securities available for sale	323	31	942
Net gains from equity investments	313	97	223
Other	321	525	(39)

Total noninterest income	4,803	4,431	8

NONINTEREST EXPENSE
Salaries	1,984	1,867	6
Incentive compensation	644	742	(13)
Employee benefits	587	665	(12)
Equipment	348	337	3
Net occupancy	399	365	9
Operating leases	116	153	(24)
Other	1,384	1,397	(1)

Total noninterest expense	5,462	5,526	(1)

INCOME BEFORE INCOME TAX EXPENSE	3,073	3,200	(4)
Income tax expense	1,074	956	12

NET INCOME	$1,999	$2,244	(11)

EARNINGS PER COMMON SHARE	$0.61	$0.66	(8)

DILUTED EARNINGS PER COMMON SHARE	$0.60	$0.66	(9)

DIVIDENDS DECLARED PER COMMON SHARE	$0.31	$0.28	11

Average common shares outstanding	3,302.4	3,376.0	(2)
Diluted average common shares outstanding	3,317.9	3,416.1	(3)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions, except per share amounts)	2008		2007		2007		2007		2007

INTEREST INCOME
Trading assets	$47		$36		$37		$47		$53
Securities available for sale	1,132		981		1,032		752		686
Mortgages held for sale	394		456		586		578		530
Loans held for sale	12		19		19		17		15
Loans	7,212		7,699		7,477		7,100		6,764
Other interest income	52		51		72		79		91

Total interest income	8,849		9,242		9,223		8,573		8,139

INTEREST EXPENSE
Deposits	1,594		2,136		2,218		1,941		1,857
Short-term borrowings	425		380		464		265		136
Long-term debt	1,070		1,238		1,261		1,171		1,136

Total interest expense	3,089		3,754		3,943		3,377		3,129

NET INTEREST INCOME	5,760		5,488		5,280		5,196		5,010
Provision for credit losses	2,028		2,612		892		720		715

Net interest income after provision for credit losses	3,732		2,876		4,388		4,476		4,295

NONINTEREST INCOME
Service charges on deposit accounts	748		788		837		740		685
Trust and investment fees	763		802		777		839		731
Card fees	558		588		561		517		470
Other fees	499		577		566		638		511
Mortgage banking	631		831		823		689		790
Operating leases	143		153		171		187		192
Insurance	504		370		329		432		399
Net gains (losses) on debt securities available for sale	323		60		160		(42)		31
Net gains from equity investments	313		222		173		242		97
Other	321		326		176		453		525

Total noninterest income	4,803		4,717		4,573		4,695		4,431

NONINTEREST EXPENSE
Salaries	1,984		2,055		1,933		1,907		1,867
Incentive compensation	644		840		802		900		742
Employee benefits	587		558		518		581		665
Equipment	348		370		295		292		337
Net occupancy	399		413		398		369		365
Operating leases	116		124		136		148		153
Other	1,384		1,540		1,589		1,530		1,397

Total noninterest expense	5,462		5,900		5,671		5,727		5,526

INCOME BEFORE INCOME TAX EXPENSE	3,073		1,693		3,290		3,444		3,200
Income tax expense	1,074		332		1,117		1,165		956

NET INCOME	$1,999		$1,361		$2,173		$2,279		$2,244

EARNINGS PER COMMON SHARE	$0.61		$0.41		$0.65		$0.68		$0.66

DILUTED EARNINGS PER COMMON SHARE	$0.60		$0.41		$0.64		$0.67		$0.66

DIVIDENDS DECLARED PER COMMON SHARE	$0.31		$0.31		$0.31		$0.28		$0.28

Average common shares outstanding	3,302.4		3,327.6		3,339.6		3,351.2		3,376.0
Diluted average common shares outstanding	3,317.9		3,352.2		3,374.0		3,389.3		3,416.1

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	% Change
				Mar. 31, 2008 from
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
(in millions, except shares)	2008	2007	2007	2007	2007

ASSETS
Cash and due from banks	$13,146	$14,757	$12,485	(11)%	5%
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,171	2,754	4,668	51	(11)
Trading assets	8,893	7,727	6,525	15	36
Securities available for sale	81,787	72,951	45,443	12	80
Mortgages held for sale (includes $27,927, $24,998 and $25,692 carried at fair value)	29,708	26,815	32,286	11	(8)
Loans held for sale	813	948	829	(14)	(2)

Loans	386,333	382,195	325,487	1	19
Allowance for loan losses	(5,803)	(5,307)	(3,772)	9	54

Net loans	380,530	376,888	321,715	1	18

Mortgage servicing rights:
Measured at fair value (residential MSRs)	14,956	16,763	17,779	(11)	(16)
Amortized	455	466	400	(2)	14
Premises and equipment, net	5,056	5,122	4,864	(1)	4
Goodwill	13,148	13,106	11,275	—	17
Other assets	42,558	37,145	27,632	15	54

Total assets	$595,221	$575,442	$485,901	3	22

LIABILITIES
Noninterest-bearing deposits	$90,793	$84,348	$89,067	8	2
Interest-bearing deposits	267,351	260,112	222,090	3	20

Total deposits	358,144	344,460	311,157	4	15
Short-term borrowings	53,983	53,255	13,181	1	310
Accrued expenses and other liabilities	31,760	30,706	25,163	3	26
Long-term debt	103,175	99,393	90,327	4	14

Total liabilities	547,062	527,814	439,828	4	24

STOCKHOLDERS’ EQUITY
Preferred stock	837	450	740	86	13
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	—	—
Additional paid-in capital	8,259	8,212	7,875	1	5
Retained earnings	39,896	38,970	36,377	2	10
Cumulative other comprehensive income	120	725	289	(83)	(58)
Treasury stock — 170,411,704 shares, 175,659,842 shares and 122,242,186 shares	(5,850)	(6,035)	(4,204)	(3)	39
Unearned ESOP shares	(891)	(482)	(792)	85	13

Total stockholders’ equity	48,159	47,628	46,073	1	5

Total liabilities and stockholders’ equity	$595,221	$575,442	$485,901	3	22

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2008	2007	2007	2007	2007

ASSETS
Cash and due from banks	$13,146	$14,757	$12,200	$12,714	$12,485
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,171	2,754	4,546	5,163	4,668
Trading assets	8,893	7,727	7,298	7,289	6,525
Securities available for sale	81,787	72,951	57,440	72,179	45,443
Mortgages held for sale	29,708	26,815	29,699	34,580	32,286
Loans held for sale	813	948	1,011	887	829

Loans	386,333	382,195	362,922	342,800	325,487
Allowance for loan losses	(5,803)	(5,307)	(3,829)	(3,820)	(3,772)

Net loans	380,530	376,888	359,093	338,980	321,715

Mortgage servicing rights:
Measured at fair value (residential MSRs)	14,956	16,763	18,223	18,733	17,779
Amortized	455	466	460	418	400
Premises and equipment, net	5,056	5,122	5,002	4,973	4,864
Goodwill	13,148	13,106	12,018	11,983	11,275
Other assets	42,558	37,145	41,737	31,966	27,632

Total assets	$595,221	$575,442	$548,727	$539,865	$485,901

LIABILITIES
Noninterest-bearing deposits	$90,793	$84,348	$82,365	$89,809	$89,067
Interest-bearing deposits	267,351	260,112	252,591	234,934	222,090

Total deposits	358,144	344,460	334,956	324,743	311,157
Short-term borrowings	53,983	53,255	41,729	40,838	13,181
Accrued expenses and other liabilities	31,760	30,706	28,884	33,215	25,163
Long-term debt	103,175	99,393	95,592	93,830	90,327

Total liabilities	547,062	527,814	501,161	492,626	439,828

STOCKHOLDERS’ EQUITY
Preferred stock	837	450	545	637	740
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	8,259	8,212	8,089	8,027	7,875
Retained earnings	39,896	38,970	38,645	37,603	36,377
Cumulative other comprehensive income (loss)	120	725	291	(236)	289
Treasury stock	(5,850)	(6,035)	(5,209)	(3,898)	(4,204)
Unearned ESOP shares	(891)	(482)	(583)	(682)	(792)

Total stockholders’ equity	48,159	47,628	47,566	47,239	46,073

Total liabilities and stockholders’ equity	$595,221	$575,442	$548,727	$539,865	$485,901

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2008		2007		2007		2007		2007

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$3,888		$2,972		$4,219		$4,849		$5,867
Trading assets	5,129		4,248		4,043		4,572		4,305
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	975		926		871		839		753
Securities of U.S. states and political subdivisions	6,290		5,995		5,021		4,383		3,532
Mortgage-backed securities:
Federal agencies	36,097		35,434		52,681		35,406		30,640
Private collateralized mortgage obligations	20,994		14,270		4,026		3,816		3,993

Total mortgage-backed securities	57,091		49,704		56,707		39,222		34,633
Other debt securities (1)	10,825		8,465		5,822		5,090		5,778

Total debt securities available for sale (1)	75,181		65,090		68,421		49,534		44,696
Mortgages held for sale (2)	26,273		28,327		35,552		36,060		32,343
Loans held for sale (2)	647		965		960		864		794
Loans:
Commercial and commercial real estate:
Commercial	91,085		86,958		79,713		73,932		71,063
Other real estate mortgage	37,426		35,863		32,641		31,736		30,590
Real estate construction	18,932		18,510		16,914		16,393		15,892
Lease financing	6,825		6,583		6,026		5,559		5,503

Total commercial and commercial real estate	154,268		147,914		135,294		127,620		123,048
Consumer:
Real estate 1-4 family first mortgage	72,308		69,262		63,929		58,283		54,444
Real estate 1-4 family junior lien mortgage	75,263		75,272		73,476		70,390		69,079
Credit card	18,776		17,689		16,261		14,950		14,557
Other revolving credit and installment	55,910		56,546		54,165		53,464		53,539

Total consumer	222,257		218,769		207,831		197,087		191,619
Foreign	7,394		7,689		7,558		7,263		6,762

Total loans (2)	383,919		374,372		350,683		331,970		321,429
Other	1,825		1,552		1,396		1,329		1,327

Total earning assets	$496,862		$477,526		$465,274		$429,178		$410,761

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,226		$5,254		$5,160		$5,193		$4,615
Market rate and other savings	159,865		156,260		149,194		145,185		140,934
Savings certificates	41,915		42,560		41,080		39,729		38,514
Other time deposits	4,763		10,874		10,948		4,574		9,312
Deposits in foreign offices	46,641		44,991		41,326		32,841		27,647

Total interest-bearing deposits	258,410		259,939		247,708		227,522		221,022
Short-term borrowings	52,970		34,074		36,415		21,066		11,498
Long-term debt	100,686		98,012		94,686		90,931		89,027

Total interest-bearing liabilities	412,066		392,025		378,809		339,519		321,547
Portion of noninterest-bearing funding sources	84,796		85,501		86,465		89,659		89,214

Total funding sources	$496,862		$477,526		$465,274		$429,178		$410,761

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,648		$12,127		$11,579		$11,655		$11,862
Goodwill	13,161		13,091		12,008		11,435		11,274
Other	53,323		52,903		52,672		50,418		48,208

Total noninterest-earning assets	$78,132		$78,121		$76,259		$73,508		$71,344

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$84,886		$86,632		$88,991		$91,256		$88,769
Other liabilities	30,348		29,019		26,413		25,221		25,536
Stockholders’ equity	47,694		47,971		47,320		46,690		46,253
Noninterest-bearing funding sources used to fund earning assets	(84,796)		(85,501)		(86,465)		(89,659)		(89,214)

Net noninterest-bearing funding sources	$78,132		$78,121		$76,259		$73,508		$71,344

TOTAL ASSETS	$574,994		$555,647		$541,533		$502,686		$482,105

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Quarter ended March 31	,
(in millions)	2008	2007

Balance, beginning of period	$47,628	$45,814
Cumulative effect from adoption of:
FSP 13-2 (1)	—	(71)
EITF 06-4 and 06-10 (2)	(20)	—
FAS 158 remeasurement (3)	(8)	—
Net income	1,999	2,244
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	(7)	1
Investment securities and other interests held	(783)	18
Derivative instruments and hedging activities	184	(38)
Defined benefit pension plans	1	6
Common stock issued	317	448
Common stock repurchased	(351)	(1,631)
Preferred stock released to ESOP	134	128
Common stock dividends	(1,024)	(948)
Other, net	89	102

Balance, end of period	$48,159	$46,073

(1)	Financial Accounting Standards Board Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.
(2)	Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, and Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements.
(3)	Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2008		2007		2007		2007		2007

Commercial and commercial real estate:											%
Commercial	$92,589		$90,468		$82,598		$77,560		$72,268
Other real estate mortgage	38,415		36,747		33,227		32,336		31,542
Real estate construction	18,885		18,854		17,301		16,552		15,869
Lease financing	6,885		6,772		6,089		5,979		5,494

Total commercial and commercial real estate	156,774		152,841		139,215		132,427		125,173
Consumer:
Real estate 1-4 family first mortgage	73,321		71,415		66,877		61,177		55,982
Real estate 1-4 family junior lien mortgage	74,840		75,565		74,632		72,398		69,489
Credit card	18,677		18,762		17,129		15,567		14,594
Other revolving credit and installment	55,505		56,171		57,180		53,701		53,445

Total consumer	222,343		221,913		215,818		202,843		193,510
Foreign	7,216		7,441		7,889		7,530		6,804

Total loans (net of unearned income)	$386,333		$382,195		$362,922		$342,800		$325,487

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2008	2007	2007	2007	2007

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$588	$432	$399	$395	$350
Other real estate mortgage	152	128	133	129	114
Real estate construction	438	293	188	81	82
Lease financing	57	45	38	29	31

Total commercial and commercial real estate	1,235	898	758	634	577
Consumer:
Real estate 1-4 family first mortgage (1)	1,398	1,272	886	663	701
Real estate 1-4 family junior lien mortgage	381	280	238	228	233
Other revolving credit and installment	196	184	160	155	195

Total consumer	1,975	1,736	1,284	1,046	1,129
Foreign	49	45	46	53	46

Total nonaccrual loans	3,259	2,679	2,088	1,733	1,752
As a percentage of total loans	0.84%	0.70%	0.58%	0.51%	0.54%

Foreclosed assets:
GNMA loans (2)	578	535	487	423	381
Other	637	649	603	554	528
Real estate and other nonaccrual investments (3)	21	5	5	5	5

Total nonaccrual loans and other assets	$4,495	$3,868	$3,183	$2,715	$2,666

As a percentage of total loans	1.16%	1.01%	0.88%	0.79%	0.82%

(1)	Includes nonaccrual mortgages held for sale.
(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2008	2007	2007	2007	2007

Balance, beginning of quarter	$5,518	$4,018	$4,007	$3,965	$3,964

Provision for credit losses	2,028	2,612	892	720	715

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(259)	(221)	(155)	(127)	(126)
Other real estate mortgage	(4)	(4)	—	(1)	(1)
Real estate construction	(29)	(9)	(3)	(2)	—
Lease financing	(12)	(9)	(8)	(9)	(7)

Total commercial and commercial real estate	(304)	(243)	(166)	(139)	(134)
Consumer:
Real estate 1-4 family first mortgage	(81)	(38)	(22)	(25)	(24)
Real estate 1-4 family junior lien mortgage	(455)	(291)	(167)	(107)	(83)
Credit card	(313)	(253)	(205)	(191)	(183)
Other revolving credit and installment	(543)	(532)	(473)	(434)	(474)

Total consumer	(1,392)	(1,114)	(867)	(757)	(764)
Foreign	(68)	(70)	(69)	(64)	(62)

Total loan charge-offs	(1,764)	(1,427)	(1,102)	(960)	(960)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	35	35	25	24
Other real estate mortgage	1	1	2	3	2
Real estate construction	1	—	1	—	1
Lease financing	3	5	3	4	5

Total commercial and commercial real estate	36	41	41	32	32
Consumer:
Real estate 1-4 family first mortgage	6	4	6	6	6
Real estate 1-4 family junior lien mortgage	17	14	14	16	9
Credit card	38	30	29	30	31
Other revolving credit and installment	125	111	105	139	149

Total consumer	186	159	154	191	195
Foreign	14	15	15	17	18

Total loan recoveries	236	215	210	240	245

Net loan charge-offs	(1,528)	(1,212)	(892)	(720)	(715)

Allowance related to business combinations/other	(5)	100	11	42	1

Balance, end of quarter	$6,013	$5,518	$4,018	$4,007	$3,965

Components:
Allowance for loan losses	$5,803	$5,307	$3,829	$3,820	$3,772
Reserve for unfunded credit commitments	210	211	189	187	193

Allowance for credit losses	$6,013	$5,518	$4,018	$4,007	$3,965

Net loan charge-offs (annualized) as a percentage of average total loans	1.60%	1.28%	1.01%	0.87%	0.90%

Allowance for loan losses as a percentage of:
Total loans	1.50%	1.39%	1.06%	1.11%	1.16%
Nonaccrual loans	178	198	183	220	215
Nonaccrual loans and other assets	129	137	120	141	141

Allowance for credit losses as a percentage of:
Total loans	1.56%	1.44%	1.11%	1.17%	1.22%
Nonaccrual loans	185	206	192	231	226
Nonaccrual loans and other assets	134	143	126	148	149

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31		,	%
(in millions)	2008	2007		Change

Service charges on deposit accounts	$748	$685		9%

Trust and investment fees:
Trust, investment and IRA fees	559	537		4
Commissions and all other fees	204	194		5

Total trust and investment fees	763	731		4

Card fees	558	470		19

Other fees:
Cash network fees	48	45		7
Charges and fees on loans	248	238		4
All other fees	203	228		(11)

Total other fees	499	511		(2)

Mortgage banking:
Servicing income, net	273	216		26
Net gains on mortgage loan origination/sales activities	267	495		(46)
All other	91	79		15

Total mortgage banking	631	790		(20)

Operating leases	143	192		(26)
Insurance	504	399		26
Net gains from trading activities	103	265		(61)
Net gains on debt securities available for sale	323	31		942
Net gains from equity investments	313	97		223
All other	218	260		(16)

Total	$4,803	$4,431		8

NONINTEREST EXPENSE

	Quarter ended March 31		,	%
(in millions)	2008	2007		Change

Salaries	$1,984	$1,867		6%
Incentive compensation	644	742		(13)
Employee benefits	587	665		(12)
Equipment	348	337		3
Net occupancy	399	365		9
Operating leases	116	153		(24)
Outside professional services	171	192		(11)
Outside data processing	109	111		(2)
Travel and entertainment	105	109		(4)
Contract services	108	118		(8)
Operating losses (reduction in losses)	(73)	87		NM
Insurance	161	128		26
Advertising and promotion	85	91		(7)
Postage	89	87		2
Telecommunications	78	81		(4)
Stationery and supplies	52	53		(2)
Security	44	43		2
Core deposit intangibles	31	26		19
All other	424	271		56

Total	$5,462	$5,526		(1)

NM — Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30 ,	June 30 ,	Mar. 31	,
(in millions)	2008		2007		2007	2007	2007

Service charges on deposit accounts	$748		$788		$837	$740	$685

Trust and investment fees:
Trust, investment and IRA fees	559		585		573	610	537
Commissions and all other fees	204		217		204	229	194

Total trust and investment fees	763		802		777	839	731

Card fees	558		588		561	517	470

Other fees:
Cash network fees	48		47		51	50	45
Charges and fees on loans	248		274		246	253	238
All other fees	203		256		269	335	228

Total other fees	499		577		566	638	511

Mortgage banking:
Servicing income, net	273		543		797	(45)	216
Net gains (losses) on mortgage loan origination/sales activities	267		220		(61)	635	495
All other	91		68		87	99	79

Total mortgage banking	631		831		823	689	790

Operating leases	143		153		171	187	192
Insurance	504		370		329	432	399
Net gains (losses) from trading activities	103		62		(43)	260	265
Net gains (losses) on debt securities available for sale	323		60		160	(42)	31
Net gains from equity investments	313		222		173	242	97
All other	218		264		219	193	260

Total	$4,803		$4,717		$4,573	$4,695	$4,431

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2008		2007		2007		2007		2007

Salaries	$1,984		$2,055		$1,933		$1,907		$1,867
Incentive compensation	644		840		802		900		742
Employee benefits	587		558		518		581		665
Equipment	348		370		295		292		337
Net occupancy	399		413		398		369		365
Operating leases	116		124		136		148		153
Outside professional services	171		250		222		235		192
Outside data processing	109		127		123		121		111
Travel and entertainment	105		134		113		118		109
Contract services	108		114		103		113		118
Operating losses (reduction in losses)	(73)		68		225		57		87
Insurance	161		59		81		148		128
Advertising and promotion	85		100		108		113		91
Postage	89		85		88		85		87
Telecommunications	78		80		79		81		81
Stationery and supplies	52		61		54		52		53
Security	44		47		42		44		43
Core deposit intangibles	31		32		28		27		26
All other	424		383		323		336		271

Total	$5,462		$5,900		$5,671		$5,727		$5,526

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31						,
	2008			2007
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$3,888	3.30%	$32	$5,867	5.15%	$75
Trading assets	5,129	3.73	48	4,305	5.53	59
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	975	3.86	9	753	4.31	8
Securities of U.S. states and political subdivisions	6,290	7.43	120	3,532	7.39	63
Mortgage-backed securities:
Federal agencies	36,097	6.10	535	30,640	6.19	467
Private collateralized mortgage obligations	20,994	6.08	324	3,993	6.33	62

Total mortgage-backed securities	57,091	6.09	859	34,633	6.21	529
Other debt securities (4)	10,825	6.93	196	5,778	7.44	106

Total debt securities available for sale (4)	75,181	6.30	1,184	44,696	6.43	706
Mortgages held for sale (5)	26,273	6.00	394	32,343	6.55	530
Loans held for sale (5)	647	7.54	12	794	7.82	15
Loans:
Commercial and commercial real estate:
Commercial	91,085	6.92	1,569	71,063	8.30	1,455
Other real estate mortgage	37,426	6.44	600	30,590	7.41	560
Real estate construction	18,932	6.06	285	15,892	8.01	314
Lease financing	6,825	5.77	98	5,503	5.74	79

Total commercial and commercial real estate	154,268	6.65	2,552	123,048	7.93	2,408
Consumer:
Real estate 1-4 family first mortgage	72,308	6.90	1,246	54,444	7.33	995
Real estate 1-4 family junior lien mortgage	75,263	7.31	1,368	69,079	8.17	1,393
Credit card	18,776	12.33	579	14,557	13.55	493
Other revolving credit and installment	55,910	9.09	1,264	53,539	9.75	1,287

Total consumer	222,257	8.05	4,457	191,619	8.78	4,168
Foreign	7,394	11.27	207	6,762	11.54	192

Total loans (5)	383,919	7.55	7,216	321,429	8.51	6,768
Other	1,825	4.54	20	1,327	5.12	16

Total earning assets	$496,862	7.19	8,906	$410,761	8.04	8,169

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,226	1.92	25	$4,615	3.25	37
Market rate and other savings	159,865	1.97	784	140,934	2.77	963
Savings certificates	41,915	3.96	413	38,514	4.43	421
Other time deposits	4,763	3.53	42	9,312	5.13	118
Deposits in foreign offices	46,641	2.84	330	27,647	4.67	318

Total interest-bearing deposits	258,410	2.48	1,594	221,022	3.41	1,857
Short-term borrowings	52,970	3.23	425	11,498	4.78	136
Long-term debt	100,686	4.29	1,077	89,027	5.15	1,138

Total interest-bearing liabilities	412,066	3.02	3,096	321,547	3.94	3,131
Portion of noninterest-bearing funding sources	84,796	—	—	89,214	—	—

Total funding sources	$496,862	2.50	3,096	$410,761	3.09	3,131

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.69%	$5,810		4.95%	$5,038

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,648			$11,862
Goodwill	13,161			11,274
Other	53,323			48,208

Total noninterest-earning assets	$78,132			$71,344

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$84,886			$88,769
Other liabilities	30,348			25,536
Stockholders’ equity	47,694			46,253
Noninterest-bearing funding sources used to fund earning assets	(84,796)			(89,214)

Net noninterest-bearing funding sources	$78,132			$71,344

TOTAL ASSETS	$574,994			$482,105

(1)	Our average prime rate was 6.22% and 8.25% for the quarters ended March 31, 2008 and 2007, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 3.29% and 5.36% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(income/expense in millions, average balances in billions)	2008		2007		2007		2007		2007

COMMUNITY BANKING
Net interest income	$3,636		$3,421		$3,303		$3,225		$3,150
Provision for credit losses	1,313		2,082		446		353		306
Noninterest income	3,223		3,101		3,020		2,946		2,765
Noninterest expense	3,336		3,822		3,713		3,590		3,570

Income before income tax expense	2,210		618		2,164		2,228		2,039
Income tax expense (benefit)	783		(40)		717		726		540

Net income	$1,427		$658		$1,447		$1,502		$1,499

Average loans	$214.9		$210.9		$197.4		$186.6		$180.8
Average assets	356.7		346.8		348.1		319.8		306.8
Average core deposits	248.4		245.3		243.0		243.0		237.1

WHOLESALE BANKING
Net interest income	$1,032		$987		$918		$888		$855
Provision for credit losses	161		36		19		1		13
Noninterest income	1,250		1,293		1,239		1,421		1,347
Noninterest expense	1,415		1,294		1,230		1,346		1,207

Income before income tax expense	706		950		908		962		982
Income tax expense	231		325		317		341		349

Net income	$475		$625		$591		$621		$633

Average loans	$100.6		$95.1		$87.5		$81.4		$77.9
Average assets	138.5		128.3		115.9		107.3		101.2
Average core deposits	68.9		69.5		63.1		57.5		53.5

WELLS FARGO FINANCIAL
Net interest income	$1,092		$1,080		$1,059		$1,083		$1,005
Provision for credit losses	554		494		427		366		396
Noninterest income	330		323		314		328		319
Noninterest expense	711		784		728		791		749

Income before income tax expense	157		125		218		254		179
Income tax expense	60		47		83		98		67

Net income	$97		$78		$135		$156		$112

Average loans	$68.4		$68.4		$65.8		$64.0		$62.7
Average assets	74.0		74.7		71.7		69.8		68.3

CONSOLIDATED COMPANY
Net interest income	$5,760		$5,488		$5,280		$5,196		$5,010
Provision for credit losses	2,028		2,612		892		720		715
Noninterest income	4,803		4,717		4,573		4,695		4,431
Noninterest expense	5,462		5,900		5,671		5,727		5,526

Income before income tax expense	3,073		1,693		3,290		3,444		3,200
Income tax expense	1,074		332		1,117		1,165		956

Net income	$1,999		$1,361		$2,173		$2,279		$2,244

Average loans	$383.9		$374.4		$350.7		$332.0		$321.4
Average assets (2)	575.0		555.6		541.5		502.7		482.1
Average core deposits	317.3		314.8		306.1		300.5		290.6

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of our corporate trust business into Wholesale Banking in first quarter 2008, results for prior periods have been revised.
(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2008	2007	2007	2007	2007

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$16,763	$18,223	$18,733	$17,779	$17,591
Purchases	52	314	188	142	159
Servicing from securitizations or asset transfers	797	872	951	1,029	828
Sales	(92)	—	(292)	(1,422)	—

Net additions (reductions)	757	1,186	847	(251)	987

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(1,798)	(1,935)	(638)	2,013	(11)
Other changes in fair value (2)	(766)	(711)	(719)	(808)	(788)

Total changes in fair value	(2,564)	(2,646)	(1,357)	1,205	(799)

Fair value, end of quarter	$14,956	$16,763	$18,223	$18,733	$17,779

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2008		2007		2007		2007		2007

Amortized MSRs:
Balance, beginning of quarter	$466		$460		$418		$400		$377
Purchases	3		19		46		26		29
Servicing from securitizations or asset transfers	5		7		12		11		10
Amortization	(19)		(20)		(16)		(19)		(16)

Balance, end of quarter (1)	$455		$466		$460		$418		$400

Fair value of amortized MSRs:
Beginning of quarter	$573		$602		$561		$484		$457
End of quarter	601		573		602		561		484

(1)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2008	2007	2007	2007	2007

Servicing income, net:
Servicing fees (1)	$964	$994	$970	$1,007	$1,054
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(1,798)	(1,935)	(638)	2,013	(11)
Other changes in fair value (3)	(766)	(711)	(719)	(808)	(788)

Total changes in fair value of residential MSRs	(2,564)	(2,646)	(1,357)	1,205	(799)

Amortization	(19)	(20)	(16)	(19)	(16)
Net derivative gains (losses) from economic hedges (4)	1,892	2,215	1,200	(2,238)	(23)

Total servicing income, net	$273	$543	$797	$(45)	$216

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$94	$280	$562	$(225)	$(34)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in billions)	2008	2007	2007	2007	2007

Managed servicing portfolio:
Loans serviced for others (1)	$1,431	$1,430	$1,380	$1,347	$1,309
Owned loans serviced (2)	103	98	97	96	88

Total owned servicing	1,534	1,528	1,477	1,443	1,397
Sub-servicing	21	23	22	24	26

Total managed servicing portfolio	$1,555	$1,551	$1,499	$1,467	$1,423

Ratio of MSRs to related loans serviced for others	1.08%	1.20%	1.35%	1.42%	1.39%

Weighted-average note rate (owned servicing only)	6.00%	6.01%	5.98%	5.95%	5.93%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.
(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in billions)	2008		2007		2007		2007		2007

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$132		$91		$95		$114		$113
Refinances as a percentage of applications	62%		52%		40%		40%		46%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$61		$43		$45		$56		$57

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in billions)	2008		2007		2007		2007		2007

											%
Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$34		$28		$29		$32		$26
Correspondent/Wholesale	27		22		29		36		31
Home equity loans and lines	3		4		7		9		8
Wells Fargo Financial	2		2		3		3		3

Total	$66		$56		$68		$80		$68

Year-to-date	$66		$272		$216		$148		$68

(1)	Consists of residential real estate originations from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED HOME EQUITY PORTFOLIO DATA

					% of loans
					two payments
	Outstanding balances				or more past due				Annualized loss rate (1)
	Mar. 31	,	Dec. 31	,	Mar. 31	,	Dec. 31	,	Mar. 31	,	Dec. 31	,
(in millions)	2008		2007		2008		2007		2008		2007

Liquidating portfolio
California	$4,417		$4,387		3.32%		2.94%		8.52%		7.34%
Florida	582		582		5.40		4.98		10.56		7.08
Arizona	275		274		3.43		2.67		5.57		5.84
Texas	219		221		0.65		0.83		1.93		0.78
Minnesota	139		141		3.10		3.18		7.91		4.09
Other	5,866		6,296		2.18		2.00		2.98		2.94

Total	11,498		11,901		2.79		2.50		5.58		4.80

Core portfolio
California	26,331		25,991		1.96		1.63		2.21		1.27
Florida	2,595		2,614		3.80		2.92		4.35		2.57
Arizona	3,785		3,821		1.91		1.54		1.89		0.90
Texas	2,805		2,842		1.05		1.03		0.20		0.19
Minnesota	4,546		4,668		1.16		1.08		1.07		0.88
Other	31,994		32,393		1.44		1.43		0.95		0.44

Total	72,056		72,329		1.71		1.52		1.56		0.86

Combined totals	$83,554		$84,230		1.86		1.66		2.12		1.42

(1)	Annualized loss rate for March 31, 2008, data is based on full quarter rate. Annualized loss rate for December 31, 2007, data is based on loss rate for month of December 2007.